EXHIBIT 32.1
Trico Marine Services, Inc.
Quarterly Report on Form 10-Q
Quarterly Period Ended June 30, 2010
Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, Richard Bachmann, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge:
1. the Quarterly Report on Form 10-Q for the period ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 16, 2010	By:	/s/ Richard Bachmann
Richard Bachmann
Chief Executive Officer
Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, Geoff Jones, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge:
1. the Quarterly Report on Form 10-Q for the period ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 16, 2010	By:	/s/ Geoff Jones
Geoff Jones
Chief Financial Officer